                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         AMERICAN REPROGRAPHICS COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               20-1700361
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                       700 NORTH CENTRAL AVENUE, SUITE 550
                           GLENDALE, CALIFORNIA 91203
                                 (818) 500-0225
                    (Address of principal executive offices)

                 AMERICAN REPROGRAPHICS COMPANY 2005 STOCK PLAN
        AMERICAN REPROGRAPHICS COMPANY 2005 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                           SATHIYAMURTHY CHANDRAMOHAN
                             CHIEF EXECUTIVE OFFICER
                         AMERICAN REPROGRAPHICS COMPANY
                       700 NORTH CENTRAL AVENUE, SUITE 550
                           GLENDALE, CALIFORNIA 91203
                     (Name and address of agent for service)

                                 (818) 500-0225
          (Telephone number, including area code, of agent for service)

     TERESA V. PAHL                                     BRETT E. COOPER
HANSON, BRIDGETT, MARCUS,                      ORRICK, HERRINGTON &SUTCLIFFE LLP
   VLAHOS & RUDY, LLP                                 THE ORRICK BUILDING
333 MARKET STREET, SUITE                               405 HOWARD STREET
          2100                                     SAN FRANCISCO, CALIFORNIA
SAN FRANCISCO, CALIFORNIA                                    94105
          94105                                          (415) 773-5700
     (415) 777-3200

                         CALCULATION OF REGISTRATION FEE

                                                                PROPOSED
                                                                 MAXIMUM
      TITLE OF EACH CLASS                                       OFFERING        PROPOSED MAXIMUM
        OF SECURITIES                      AMOUNT TO             PRICE             AGGREGATE            AMOUNT OF
      TO BE REGISTERED                  BE REGISTERED(1)       PER SHARE         OFFERING PRICE      REGISTRATION FEE
---------------------------------       ----------------     --------------     ----------------     ----------------
2005 Stock Plan
Common Stock (par value $.001)          1,712,915 shares     $         5.22(2)   $    8,941,416(2)   $          1,052

2005 Stock Plan
Common Stock (par value $.001)          3,287,085 shares     $        13.83(3)   $   45,460,386      $          5,351

2005 Employee Stock Purchase Plan
Common Stock (par value $.001)            750,000 shares     $        13.83(3)   $   10,372,500      $          1,221
                                        ----------------     --------------      --------------      ----------------
Total:                                  5,750,000 shares                N/A      $   64,774,302      $          7,624
                                        ================     ==============      ==============      ================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also registers any additional shares of the Registrant's common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2) Represents shares of common stock issuable at a fixed price upon the exercise of options outstanding under the 2005 Stock Plan. Pursuant to Rule 457(h)(1) of the 1933 Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been computed using the weighted average exercise price at which such options are exercisable of $5.22 per share.

(3) Represents shares available for future grant under the 2005 Stock Plan or 2005 Employee Stock Purchase Plan, as applicable. The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to Rule 457(h)(1) of the 1933 Act, have been calculated using the average of the high and low sales prices of the Registrant's common stock as reported on the New York Stock Exchange on February 7, 2005, of $13.83 per share.

ITEM 1. PLAN INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by American Reprographics Company (the "Company") with the Commission are incorporated by reference into this Registration Statement:

      (a) The Company's prospectus filed pursuant to Rule 424(b) under the 1933 Act filed February 4, 2005 relating to the registration statement on Form S-1 originally filed on October 15, 2004, as amended (File No. 333-119788).

      (b) The description of the Company's Common Stock that is contained in the registration statement on Form 8-A filed on January 13, 2005 (File No. 001-32407) under the Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

      All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded will not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP, San Francisco, California.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

      - any breach of their duty of loyalty to the corporation or its stockholders;

      - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

      - any transaction from which the directors derived an improper personal benefit.

      These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

      The Company's amended and restated bylaws provide that the Company will indemnify its directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. The Company's amended and restated bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to the Company, regardless of whether the Company's amended and restated bylaws permit such indemnification. The Company has obtained a policy of directors' and officers' liability insurance.

      The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated bylaws. These agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company's directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                                 Description
-------     --------------------------------------------------------------------
4.1         Amended and Restated Certificate of Incorporation, dated February 2,
            2005, currently in effect.
4.2         Amended and Restated By-Laws, currently in effect.
4.3*        Specimen Stock Certificate.
5.1         Opinion of Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP.
23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered Public
            Accounting Firm.
23.2        Consent of Ernst & Young LLP, Independent Registered Public
            Accounting Firm.
23.3        Consent of Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP is
            contained in Exhibit 5.1 to this Registration Statement.
24          Power of Attorney is contained on the signature pages.
99.1*       American Reprographics Company 2005 Stock Plan.
99.2*       American Reprographics Company 2005 Employee Stock Purchase Plan.
99.3*       Forms of Stock Option Agreements under the 2005 Stock Plan.
99.4*       Forms of Restricted Stock Award Agreements under 2005 Stock Plan.
99.5*       Form of Restricted Stock Unit Award Agreement under 2005 Stock Plan.
99.6*       Form of Stock Appreciation Right Agreement under 2005 Stock Plan.

------------------

* Filed as an exhibit to, and incorporated by reference herein from, the Registrant's Registration Statement on Form S-1 originally filed on October 15, 2004, as amended (File No. 333-119788).

                                  UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on February 7, 2005.

                                          AMERICAN REPROGRAPHICS COMPANY

                                          By  /s/ Sathiyamurthy Chandramohan
                                             -----------------------------------
                                             Sathiyamurthy Chandramohan
                                             Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sathiyamurthy Chandramohan, Kumarakulasingam Suriyakumar, and Mark W. Legg, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                    TITLE                                  DATE
----------------------------   ---------------------------------------------------     -----------------
   /s/ Sathiyamurthy            Chief Executive Officer; Chairman of the Board of      February 7, 2005
   Chandramohan                      Directors (Principal Executive Officer)
----------------------------
 Sathiyamurthy Chandramohan

   /s/ Kumarakulasingam                             President;                         February 7, 2005
   Suriyakumar                          Chief Operating Officer; Director
----------------------------
Kumarakulasingam Suriyakumar

  /s/ Mark W. Legg               Chief Financial Officer; Secretary (Principal         February 7, 2005
----------------------------   Financial Officer and Principal Accounting Officer)
        Mark W. Legg

 /s/ Manuel Perez de la Mesa                       Director                            February 7, 2005
----------------------------
  Manuel Perez de la Mesa


/s/ Edward D. Horowitz                             Director                            February 7, 2005
----------------------------
     Edward D. Horowitz

/s/ Andrew W. Code                                 Director                            February 7, 2005
----------------------------
     Andrew W. Code

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                    DESCRIPTION
-------     --------------------------------------------------------------------
4.1         Amended and Restated Certificate of Incorporation, dated February 2,
            2005, currently in effect.
4.2         Amended and Restated By-Laws, currently in effect.
4.3*        Specimen Stock Certificate.
5.1         Opinion of Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP.
23.1        Consent of PricewaterhouseCoopers LLP, Independent Registered Public
            Accounting Firm.
23.2        Consent of Ernst & Young LLP, Independent Registered Public
            Accounting Firm.
23.3        Consent of Hanson, Bridgett, Marcus, Vlahos, & Rudy, LLP is
            contained in Exhibit 5.1 to this Registration Statement.
24          Power of Attorney is contained on the signature pages.
99.1*       American Reprographics Company 2005 Stock Plan.
99.2*       American Reprographics Company 2005 Employee Stock Purchase Plan.
99.3*       Forms of Stock Option Agreements under the 2005 Stock Plan.
99.4*       Forms of Restricted Stock Award Agreements under 2005 Stock Plan.
99.5*       Form of Restricted Stock Unit Award Agreement under 2005 Stock Plan.
99.6*       Form of Stock Appreciation Right Agreement under 2005 Stock Plan.

------------------

* Filed as an exhibit to, and incorporated by reference herein from, the Registrant's Registration Statement on Form S-1 originally filed on October 15, 2004, as amended (File No. 333-119788).